Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial position and results of operations of United Financial Bancorp, Inc. and Legacy United Bancorp and have been prepared to illustrate the effects of the Merger involving United Financial Bancorp, Inc. and Legacy United Bancorp under the acquisition method of accounting with United Financial Bancorp, Inc. treated as the acquirer. (Please see the “EXPLANATORY NOTE” included in the beginning of this Current Report on Form 8-K/A.)

Under the acquisition method of accounting, the assets and liabilities of Legacy United Bancorp, as of the effective date of the Merger, were recorded by United Financial Bancorp, Inc. at their respective fair values and the excess of the merger consideration over the fair value of Legacy United Bancorp’s net assets was allocated to goodwill. The unaudited pro forma condensed combined balance sheet as of December 31, 2013 is presented as if the Merger with Legacy United Bancorp had occurred on December 31, 2013. The unaudited pro forma condensed combined income statement for the fiscal year ended December 31, 2013 is presented as if the Merger had occurred on January 1, 2013. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Merger and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment. Adjustments may include, but not be limited to, changes in (i) total merger-related expenses if implementation costs vary from currently estimated amounts; (ii) the underlying values of assets and liabilities if market conditions differ from current assumptions; or (iii) if information unknown as of the completion of the Merger becomes known.

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•	United Financial Bancorp, Inc.’s separate audited historical consolidated financial statements and accompanying notes as of and for the fiscal year ended December 31, 2013 included in United Financial Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and

•	Legacy United Bancorp’s separate audited historical consolidated financial statements and accompanying notes as of and for the fiscal year ended December 31, 2013 included in Legacy United Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of December 31, 2013

(Dollars in thousands)	United Financial Bancorp, Inc.	Legacy United Bancorp	Pro Forma Merger Adjustments		Pro Forma Combined
ASSETS

Cash and cash equivalents	$45,235	$47,241	$—		$92,476
Securities	418,733	375,814	530	(A)	795,077
Loans held for sale	422	—	—		422
Loans receivable	1,716,195	1,884,479	(23,757	)(B)	3,576,917
Allowance for loan losses	(19,183)	(13,413)	13,413	(C)	(19,183)

Loans receivable, net	1,697,012	1,871,066	(10,344)		3,557,734
Federal Home Loan Bank Stock	15,053	17,334	—		32,387
Accrued interest receivable	5,706	6,388	—		12,094
Deferred tax asset, net	10,697	14,961	(4,786	)(D)	20,872
Premises and equipment, net	24,690	25,586	216	(E)	50,492
Goodwill	1,070	40,992	79,187	(F)	121,249
Core deposit intangible		3,147	7,280	(G)	10,427
Derivative assets	7,851	—	—		7,851
Cash surrender value of bank-owned life insurance	64,470	54,583	—		119,053
Other real estate owned	1,529	2,451	(205	)(H)	3,775
Other assets	9,147	22,280	—		31,427

Total Assets	$2,301,615	$2,481,843	$71,878		$4,855,336

LIABILITIES AND CAPITAL

LIABILITIES:
Deposits	1,735,205	1,946,484	9,616	(I)	3,691,305
Mortgagors’ and investors’ escrow accounts	6,342	4,856	—		11,198
Federal Home Loan Bank and other borrowings	240,228	209,766	6,580	(J)	456,574
Capital Leases	—	4,539	363	(K)	4,902
Accrued expenses and other liabilities	20,458	13,419	—		33,877

Total liabilities	2,002,233	2,179,064	16,559		4,197,856

CAPITAL:
Common stock	259,584	271,886	86,212	(L)	617,682
Unallocated stock held by ESOP	(7,151)	—	—		(7,151)
Treasury stock, at cost	(44,363)	(64,075)	64,075	(M)	(44,363)
Retained Earnings	96,078	96,059	(96,059	)(N)	96,078
Accumulated other comprehensive (loss) income, net of tax	(4,766)	(1,091)	1,091	(O)	(4,766)

Total capital	299,382	302,779	55,319		657,480

Total Liabilities and Capital	$2,301,615	$2,481,843	$71,878		$4,855,336

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended

December 31, 2013

(Dollars in thousands, except share data)	United Financial Bancorp, Inc.	Legacy United Bancorp	Pro Forma Merger Adjustments		Pro Forma Combined
INTEREST AND DIVIDEND INCOME:
Loans	$67,752	$85,023	$3,724	(P)	$156,499
Investments	9,685	9,168	(102	)(Q)	18,751
Other earning assets	80	102	—		182

Total interest and dividend income	77,517	94,293	3,622		175,432

INTEREST EXPENSE:
Deposits	7,992	11,396	(5,269	)(R)	14,119
Borrowed funds	2,468	4,007	(2,241	)(S)	4,234

Total interest expense	10,460	15,403	(7,510)		18,353

Net interest income	67,057	78,890	11,132		157,079

PROVISION FOR LOAN LOSSES	2,046	4,092	—		6,138

Net interest income after provision for loan losses	65,011	74,798	11,132		150,941

NON-INTEREST INCOME:
Service charges and fees	7,935	7,444	—		15,379
Net gain from sale of securities	585	227	—		812
Net gain from sales of loans	5,054	213	—		5,267
BOLI income	2,092	2,063	—		4,155
Other income	1,385	2,081	—		3,466

Total non-interest income	17,051	12,028	—		29,079

NON-INTEREST EXPENSE:
Salaries and employee benefits	36,428	32,808	—		69,236
Service bureau fees	3,287	5,780	—		9,067
Occupancy and equipment	6,679	5,779	(7	)(T)	12,451
Professional fees	2,377	2,567	—		4,944
Other	13,695	16,028	1,896	(U)	31,619

Total non-interest expense	62,466	62,962	1,888		127,316

INCOME BEFORE INCOME TAXES	19,596	23,864	9,244		52,704

PROVISION FOR INCOME TAXES	5,369	6,462	3,235	(V)	15,066

NET INCOME	$14,227	$17,402	$6,009		$37,638

Per common share
Earnings basis	$0.55	$0.88			$0.71
Earnings diluted	$0.54	$0.87			$0.70
Dividends declared	$0.40	$0.43			$0.40
Weighted-average common shares
Basic	26,061,942	19,779,667			52,709,109
Diluted	26,426,220	20,073,219			53,468,861

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting giving effect to the Merger involving United Financial Bancorp, Inc. and Legacy United Bancorp, with United Financial Bancorp, Inc. as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position had the Merger been consummated at January 1, 2013 or December 31, 2013, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The Merger was completed on April 30, 2014. The Merger consideration included the issuance of 26.6 million common shares, or $358.1 million in equity consideration.

Under the acquisition method of accounting, the assets and liabilities of Legacy United Bancorp were recorded at their respective fair values on the Merger date, which represents management’s best estimates based on available information and facts and circumstances in existence on the Merger date. The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is preliminary and subject to adjustment. Adjustments may include, but not be limited to, changes in (i) total Merger related expenses if implementation costs vary from currently estimated amounts; (ii) the underlying values of assets and liabilities if market conditions differ from current assumptions; or (iii) if information unknown as of the completion of the Merger becomes known.

The accounting policies of both United Financial Bancorp, Inc. and Legacy United Bancorp have and are continuing to be reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2—Estimated Merger and Integration Costs

In connection with the Merger, the plan to integrate United Financial Bancorp, Inc.’s and Legacy United Bancorp’s operations is on-going and the specific details of these plans continue to be refined. United Financial Bancorp, Inc. and Legacy United Bancorp assessed the two companies’ personnel, benefit plans, premises, equipment, computer systems, and service contracts to determine where they could take advantage of redundancies or where it was beneficial or necessary to convert to one system. Certain decisions arising from these assessments have and still may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts between United Financial Bancorp, Inc. or Legacy United Bancorp and certain service providers and selling or otherwise disposing of certain premises, furniture and equipment. United Financial Bancorp, Inc. expects to incur merger-related expenses, including system conversion costs, employee retention and severance agreements, communications to customers, and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred. We estimate the merger-related costs to be approximately $39.8 million and expect they will be incurred primarily in fiscal year 2014, which are not reflected in the accompanying pro forma financial information.

Note 3—Estimated Annual Cost Savings

United Financial Bancorp, Inc. expects to realize approximately $17.6 million in annual pre-tax cost savings following the Merger, which management expects to be phased-in over a two-year period, but there is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all. These cost savings are not reflected in the accompanying pro forma financial information.

Note 4—Pro Forma Merger Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 35% statutory tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

Balance Sheet

(In thousands)

(A) Adjustments to investment portfolio
To reflect the mark up on the fair value of Legacy United Bancorp’s held-to- maturity investment securities portfolio:
Amortized cost	$111,185
Fair value	111,715

Adjustment	$530

(B) Adjustment to loans
To reflect the non-accretable probable credit loss in Legacy United Bancorp’s loan portfolio, estimated	$(4,763)
To reflect the net accretable interest rate and credit mark on the fair value of Legacy United Bancorp’s loan portfolio	(18,994)

$(23,757)

(C) Adjustment to allowance for loan losses
To remove Legacy United Bancorp’s allowance at merger date as the credit risk is contemplated in the fair value adjustment in adjustment B above	$13,413

(D) Adjustments to deferred tax assets
To reflect reduction in the deferred tax asset as a result of the Merger fair value adjustments:
Adjustments to investment securities	$(530)
Adjustment to loans - expected credit losses	4,763
Adjustment to loans - interest rate mark	18,994
Adjustment to allowance for loan losses	(13,413)
Adjustment to properties and equipment, net	(216)
Adjustment to core deposit intangible, net	(7,280)
Adjustment to OREO	205
Adjustment to deposits	(9,616)
Adjustment to borrowed funds	(6,580)
Adjustment to capital lease obligations	(363)

Subtotal for fair value adjustments	(13,673)

Calculated deferred taxes at statutory rate of 35%	$(4,786)

(E) Adjustment to premises and equipment, net
To reflect the fair value of Legacy United Bancorp’s premises and equipment	$(656)
To reflect the fair value of Legacy United Bancorp’s capitalized leases	872

Net adjustment to premises and equipment	$216

Balance Sheet (continued)

(F) Adjustments to goodwill, net
To reflect the elimination of the carrying value of Legacy United Bancorp’s goodwill	$(40,992)
To reflect goodwill created by the Merger	120,179

$79,187

(G) Adjustments to core deposit intangible, net
To reflect the elimination of Legacy United Bancorp’s core deposit intangible carrying value	$(3,147)
To reflect the estimated fair value of Legacy United Bancorp’s core deposit base, which will be amortized over 10 years using the sum-of-the-years-digits method	10,427

$7,280

(H) Adjustment to OREO
To reflect the fair value of Legacy United Bancorp’s other real estate owned properties acquired through loan foreclosure or repossession	$(205)

(I) Adjustment to deposits
To reflect the fair value of Legacy United Bancorp’s time deposits based on current market rates for similar deposits, which will be accreted into income over the estimated lives of the time deposits	$9,616

(J) Adjustment to borrowed funds
To reflect the fair value at the Merger date of Federal Home Loan Bank advances	7,060
To reflect the fair value at the Merger date of subordinated debentures	(480)

Net adjustment to borrowered funds	$6,580

(K) Adjustment to capital lease obligations
To reflect the fair value of Legacy United Bancorp’s capital lease obligations	$363

(L) Adjustment to common stock
To eliminate Legacy United Bancorp’s common stock	$(271,886)
Issuance of common stock to replace Legacy United Bancorp’s common stock	358,098

Net adjustment to common stock	$86,212

(M) Adjustment to treasury stock, at cost
To eliminate Legacy United Bancorp’s treasury stock, at cost	$64,075

(N) Adjustment to retained earnings
To eliminate Legacy United Bancorp’s retained earnings	$(96,059)

(O) Adjustment to accumulated other comprehensive income
To eliminate Legacy United Bancorp’s accumulated other comprehensive loss	$1,091

Statement of Net Income

(In thousands)

Year Ended 12/31/2013
(P) Adjustment to loan interest income
To reflect the amortization of loan discount from interest rate fair value mark adjustment and accretable credit mark adjustment. Amortization based on estimated weighted average life of 5.1 years.	$3,724

(Q) Adjustment to investment securities interest income
To reflect amortization of held-to-maturity investment securities premium from fair value adjustment. Amortization based on estimated life of 5.2 years.	$(102)

(R) Adjustment to deposit interest expense
To reflect amortization deposit premium resulting from the time deposit fair value adjustment. Amortization based on deposit maturity dates, which mature at different times over 4.7 years.	$(5,269)

(S) Adjustment to borrowing interest expense
To reflect amortization of borrowing premium resulting from borrowing fair value adjustment for Federal Home Loan Bank advances and subordinated debentures. Amortization based on maturity dates, which mature at different times over a period of 9.4 years.	$(2,241)

(T) Adjustment to premises and equipment
To reflect a reduction in depreciation expense resulting from fair value adjustments to premises and equipment and capital leases. Amortization based on an estimated average life of 20 years.	$(7)

(U) Adjustments to other non-interest expense
To reflect the amortization of acquired identifiable intangible assets using a 10-year amortization period and using the sum-of-the-years-digits method of amortization	$1,896

(V) Adjustment to income tax provision
To reflect the income tax effect of pro forma adjustments at statutory rate of 35%	$3,235

Note 5—Preliminary Purchase Accounting Allocation

The unaudited pro forma condensed combined financial information reflects the issuance of 26.6 million shares of United Financial Bancorp, Inc. common stock totaling approximately $358.1 million. The merger will be accounted for using the acquisition method of accounting. The purchase price will be allocated to the assets (including identifiable intangible assets) and liabilities of Legacy United Bancorp at their respective estimated fair values as of the Merger date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table.

Preliminary Purchase Accounting Allocation

(In thousands)

December 31, 2013
Total pro forma purchase price	$358,098

Fair value of assets acquired:
Cash and cash equivalents	47,241
Securities	376,344
Loans receivable, net	1,860,722
Federal Home Loan Bank stock, at cost	17,334
Accrued interest receivable	6,388
Deferred tax asset	10,175
Premises and equipment, net	25,802
Core deposit intangible	10,427
Cash surrender value of bank-owned life insurance	54,583
Other assets	24,526

Total	2,433,542

Fair value of liabilities assumed:
Deposits	1,956,100
Mortgagors’ and investors’ escrow accounts	4,856
Advances from Federal Home Loan Bank and other borrowings	216,346
Capitalized lease obligations	4,902
Accrued expenses and other liabilities	13,419

Total	2,195,623

Fair value of net assets acquired	237,919

Goodwill	$120,179